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                                                                    EXHIBIT 99.1

April 30, 2002



Board of Directors
Enherent Corp.
12300 Ford Road, Suite 450
Dallas, TX  75234

Attention:    Dan Woodward, Chairman and CEO

Effective immediately, I resign as a member of the Board of Directors of Enherent Corporation. It has become increasingly apparent that the Boards goals and mine are quite different and that therefore, I cannot be effective.

Please acknowledge acceptance of this resignation in writing.

I have enjoyed my service on the Board and I wish each of you the best of success with the business.

Cordially,



Ronald E. Weinberg

REW/cal